Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated July 7, 2006, with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of AudioStocks, Inc. for the fiscal years ended December 31, 2005 and 2004.

/s/Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
September 11, 2006